UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2013

Westbridge Research Group

(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation)	2-92261 (Commission File Number)	95-3769474 (IRS Employer Identification Number )

1260 Avenida Chelsea, Vista, CA 92081

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 599-8855

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K consists of 3 pages.

Item 5.07 - Submission of Matters to a Vote of Security Holders

(a) Westbridge Research Group (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”) on July 26, 2013.

(b) The Company has 2,240,438 shares outstanding. At the Annual Meeting, the shareholders voted their shares as follows:

Proposal 1. To approve an amendment to the Company’s articles of incorporation to affect a 1-for-833 reverse stock split of the Company’s outstanding common stock.

For	Against	Abstain

1,255,285	34,260	17,615

Proposal 2. The following individuals were elected to the Board of Directors for a one year term:

	For	Withheld	Non-Votes

William Fruehling	1,051,521	8,148	220,491
Christine Koenemann	1,051,521	8,148	220,491
Mark Cole	1,051,521	8,148	220,491

Proposal 3. To approve an advisory resolution regarding the compensation of the Company’s named executive officers.

For	Against	Abstain	Non-Votes

1,027,398	39,759	17,512	220,491

Proposal 4. To consider an advisory vote regarding the frequency of shareholder approval of the compensation paid to certain executive officers.

3 years	2 years	1 year	Abstain	Non-Votes

794,019	43,958	208,828	39,864	220,491

Proposal 5. Ratification of the appointment of PKF as the Company’s independent accountant.

For	Against	Abstain

1,296,483	849	9,828

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2013	WESTBRIDGE RESEARCH GROUP

By: /s/ Richard Forsyth
Richard Forsyth, Secretary

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